                                                                    EXHIBIT 99.1

                           [CPI AERO GRAPHIC OMITTED]

                              FOR IMMEDIATE RELEASE
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    CPI AERO'S CO-FOUNDER, ARTHUR AUGUST TO CONTINUE AS CHAIRMAN EMERITUS
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Edgewood, N.Y. - December 5, 2005 - CPI Aerostructures, Inc. ("CPI Aero") (AMEX:
CVU) today announced that its co-founder, Arthur August, has agreed to extend his employment agreement with the Company for one year. Mr. August, who had planned to retire at the end of 2005, will continue to serve on the Board of
Directors as Chairman Emeritus and as an employee, through December 31, 2006.

Edward J. Fred, CPI Aero's President & CEO stated, "Art has been an integral part of our business expansion and growth since CPI Aero's founding more than a quarter of a century ago. We are delighted that Art has agreed to continue to provide his wise counsel, backed by 50 years of aerospace experience, to our
Board and to our Company. This is a period of exceptional growth potential for
CPI Aero and Art's contribution to the business opportunities ahead of us will be invaluable."

Founded in 1980, CPI Aero is engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the armed forces. In conjunction with its assembly operations, CPI Aero provides engineering, technical and program management services. Among the key programs that CPI Aero supplies are the C-5A Galaxy cargo jet, the T-38 Talon jet trainer, the A-10 Thunderbolt attack jet, the E-3 Sentry AWACS jet and the
MH-60S mine countermeasure helicopter.

The above statements include forward looking statements that involve risks and uncertainties, which are described from time to time in CPI Aero's SEC reports, including CPI Aero's Form 10-KSB for the year ended December 31, 2004 and Form
10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30,
2005.

CONTACT
Vincent Palazzolo                   Investor Relations Counsel
Chief Financial Officer             The Equity Group Inc.
CPI Aero                            Linda Latman                212/836-9609
631/586-5200                        Andreas Marathovouniotis    212/836-9611
www.cpiaero.com                     www.theequitygroup.com
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